EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


                                 Jurisdiction of                    Percent of
Name                              Incorporation                     Ownership
--------------------------       ---------------                    ----------

Durham & Company                     Utah                              100%

skymall.com                          Nevada                            100%